                                    SBL FUND

                           BROKERAGE ENHANCEMENT PLAN

WHEREAS,  SBL Fund (the  "Fund")  engages in business as an open-end  management investment company and is registered as such under the Investment Company Act of
1940, as amended (the "Act");

WHEREAS,  shares of common stock of the Fund are currently  divided into series, listed on Schedule A hereto (the "Series"), which Schedule can be amended to add or remove a series by an amended schedule;

WHEREAS,  the Board of Directors of the Fund (the "Board") has determined  that, subject to the  requirement to seek best price and execution,  it is appropriate and desirable for the Fund to use certain brokerage commissions generated on the purchase  and  sale of  portfolio  securities  to  finance  activities  that are primarily  intended  to  result  in the  sale  of  its  shares  (the  "Brokerage
Enhancement Plan" or the "Plan") either directly or through the sale of variable annuity or variable life  insurance  contracts (the  "Variable  Contracts")  for which the Fund serves as an underlying investment vehicle;

WHEREAS,  in  order  to  effect  the  purposes  of this  Plan  the Fund has been authorized to enter into a Distribution  Agreement  with Security  Distributors,
Inc. (the "Distributor") pursuant to which Distributor will serve as distributor of the securities of which the Fund is the issuer;

WHEREAS, any benefits that may be obtained from brokerage commissions are assets of the Fund,  and the Fund  wishes,  pursuant  to Rule 12b-1  under the Act,  to utilize such assets in  furtherance  of the  distribution  of the Fund's shares, through the sale of the Variable Contracts; and

WHEREAS,  the Board has  determined  that,  to the extent  that the use of these
benefits   earned  by  a  Series  under  this  Plan  results  in  the  increased distribution  of the Fund's shares or the Variable  Contracts,  a benefit in the form of  potential  economies  of scale  should  inure to that Series and to the other Series offered by the Fund;

NOW, THEREFORE, this Brokerage Enhancement Plan is adopted by the Fund on behalf of the Series,  in  accordance  with Rule 12b-l under the Act, on the  following terms and conditions:

1.   The Fund is authorized to enter into agreements or arrangements pursuant to which the Fund may direct Security Management Company,  LLC ("SMC"), in its capacity as the Fund's  investment  adviser,  and each of the  sub-advisors retained by SMC (and approved by the Fund) to manage  certain of the Series
     (each a "Sub-Advisor"), acting as agents for the Fund or its Series.

     a.   To place orders for the purchase or sale of portfolio  securities with the Distributor or other introducing broker-dealers who will receive a
          portion  of  the  brokerage   commission   paid  by  the  Series  from
          broker-dealers  executing such portfolio  transactions for the benefit of the Series  ("Brokerage  Payments")  that can be used  directly  or indirectly to finance the distribution of the Fund's shares; or

     b.   To  allocate  transactions  for the  purchase  or  sale  of  portfolio securities or other assets to broker-dealers, and receive, in addition to execution of the brokerage transaction,  credits, benefits or other services from the broker-dealer ("Brokerage Credits") that can be used directly  or  indirectly  to promote  the  distribution  of the Fund's shares;

     in each case,  provided that SMC or the Sub-Advisor must reasonably believe that the  Distributor or  broker-dealer  (or the clearing broker of either)
     will execute the transaction in a manner  consistent with standards of best execution,  as described in the  Registration  Statement  for the Fund,  as amended from time to time.

2.   The Fund is authorized to expend Brokerage  Credits and Brokerage  Payments to compensate the  Distributor  and other  broker-dealers  for the cost and expense of certain  distribution-related  activities or to procure from, or otherwise  induce,  the  Distributor  and other  broker-dealers  to provide services,  where such  activities  or services  are intended to promote the sale of the Fund's shares,  either directly or indirectly  through the sale of the Variable  Contracts.  Such activities or services may be provided by the Distributor or  broker-dealer  to which a purchase or sale  transaction has been allocated (the directed broker-dealer) or by another broker-dealer
     or  other  party  at  the   direction  of  the   Distributor   or  directed
     broker-dealer.  The  activities  or  services  which may be  procured  with
     Brokerage Credits and Brokerage  Payments  include,  but are not limited to
     (i) developing,  preparing, printing, and mailing of advertisements,  sales literature and other promotional material describing and/or relating to the
     Fund, the Series, or the Variable  Contracts;  (ii) printing and mailing of
     Fund prospectuses,  statements of additional  information,  any supplements thereto and  shareholder  reports for  existing  and  prospective  Variable
     Contract  owners;  (iii)  holding or  participating  in seminars  and sales meetings  designed to promote the  distribution  of shares of the Fund, the
     Series or the Variable  Contracts,  including materials intended either for broker-dealer only use or for retail use; (iv) providing  information about the Fund, its Series or the Variable Contracts, or mutual funds or variable contracts in general, to registered representatives of broker-dealers;  (v)
     providing assistance to broker-dealers that are conducting due diligence on the  Fund  or its  Series  or  the  Variable  Contracts;  (vi)  payment  or
     reimbursement   of  legal  and   administrative   costs   associated   with
     implementing the Plan; (vii) marketing fees requested by broker-dealers who
     sell  Variable  Contracts;   (viii)  obtaining  information  and  providing
     explanations  to  Variable  Contract  owners  regarding  Series  investment options and policies and other  information  about the Fund and its Series, including the  performance  of the Series;  (ix) training  sales  personnel
     regarding  sales  of  Variable  Contracts;   (x)  personal  service  and/or
     maintenance  of the  Variable  Contract  owner  accounts;  (xi)  payment of commissions  to  broker-dealers  who sell  Variable  Contracts;  and  (xii)
     financing any other activity that is intended to result in the sale of Fund shares or the Variable Contracts.

3.   The Fund may direct the Distributor to take  appropriate  actions to effect the purposes of this Plan, including,  but not limited to, (a) directing on behalf  of the Fund or a Series  and  subject  to the  standards  described above,  SMC or a Sub-Advisor to allocate  transactions  for the purchase or sale of  portfolio  securities  in the manner  described  in the Plan;  (b)
     compensating  a   broker-dealer   for  the  cost  and  expense  of  certain
     distribution-related  activities  or  procuring  from  a  broker-dealer  or
     otherwise  inducing  a  broker-dealer  to  provide  services,   where  such
     activities  or services  are  intended to promote the sale of shares of the
     Fund or a Series through the sale of the Variable Contracts,  all on behalf of the Fund or a Series.  Subject to the  standards set forth in Section 1, and  subject to  applicable  law,  SMC and a  Sub-Advisor  may also  direct brokerage  transactions to a broker-dealer  that is an affiliated person of the Distributor, SMC or a Sub-Advisor.  Provided that any Brokerage Credits or Brokerage  Payments directly or indirectly inure to the benefit of those
     Series  which  generated  the  particular  Brokerage  Credit  or  Brokerage
     Payment,  any such  credits or  payments  may also inure to the  benefit of other Series of the Fund.

4.   This Plan shall not take effect with  respect to a Series until it has been approved by (a) a vote of a majority of the outstanding  voting  securities of that  Series;  and,  together  with  any  related  agreements,  has been approved by (a) the Fund's Board of Directors,  and (b) those  Directors of the Fund who are not  "interested  persons"  of the Fund (as defined in the
     Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements  related to it (the "Rule 12b-l Directors"), cast in person at a meeting (or meetings) called, at least in part, for the purpose of voting on this Plan and such related  agreements.  As additional
     Series of the Fund are  established,  this Plan shall not take  effect with
     respect  to  such  Series  until  the  Plan,   together  with  any  related
     agreements, has been approved by votes of a majority of both (a) the Fund's
     Board of  Directors  and (b) the Rule 12b-1  Directors  cast in person at a meeting  called,  at least in  part,  for the  purpose  of  voting  on such approval.

5.   After  approval  as set  forth  in  paragraph  4, and any  other  approvals required  pursuant  to the Act and Rule 12b-1  thereunder,  this Plan shall take effect at the time specified by the Fund's Board of Directors,  or, if no such time is specified by the Directors,  at the time that all approvals necessary  have been  obtained.  The Plan shall  continue in full force and effect  as to a  Series  for so long as such  continuance  is  specifically approved at least  annually by votes of a majority of both (a) the Board of
     Directors and (b) the Rule 12b-1 Directors of the Fund, cast in person at a meeting called, at least in part, for the purpose of voting on this Plan.

6.   The Distributor shall provide to the Directors of the Fund a written report of the amounts  expended or benefits  received  and the  purposes for which such expenditures were made at such frequency as may be required under Rule
     12b-1 of the Act.

7.   This  Plan may be  terminated  as to the Fund or each  Series  at any time, without  payment of any penalty,  by vote of the  Directors of the Fund, by vote of a majority of the Rule 12b-l Directors,  or by a vote of a majority of the  outstanding  voting  securities  of the  Series on not more than 30 days'  written  notice to any other  party to the Plan.  In  addition,  all
     Agreements shall provide that such Agreement shall terminate  automatically in the event of its assignment.

8.   This Plan may not be amended in any material  respect unless such amendment is  approved  by a vote of a  majority  of both  (a) the  Fund's  Board  of
     Directors  and (b) the Rule  12b-1  Directors  cast in  person at a meeting called,  at least in part, for the purpose of voting on such approval.  The
     Plan may not be amended to increase  materially  the amount to be spent for distribution  unless  such  amendment  is  approved  by a  majority  of the outstanding  voting securities of the pertinent Series and by a majority of both (a) the Fund's  Board of  Directors  and (b) the Rule 12b-1  Directors
     cast in person at a meeting  called,  at least in part,  for the purpose of voting on such approval;  PROVIDED HOWEVER, that increases in amounts spent for  distribution  by virtue of a greater  amount of  Brokerage  Credits or
     Brokerage  Payments generated by the Fund shall not be deemed to constitute a material increase in the amount to be spent for distribution.

9.   While this Plan is in effect, the selection and nomination of Directors who are not  "interested  persons" (as defined in the Act) of the Fund shall be committed  to the  discretion  of the  Directors  who  are  not  interested persons.

10.  The Fund shall  preserve  copies of this Plan and related  agreements for a period of not less than six years from the date of  termination of the Plan or related  agreements,  the first two years in an easily accessible place;
     and shall  preserve all reports  made  pursuant to paragraph 6 hereof for a period  of not less  than six  years,  the  first  two  years in an  easily accessible place.

11.  The provisions of this Plan are severable as to each Series, and any action to be taken with  respect to this Plan shall be taken  separately  for each
     Series affected by the matter.

Date:  January 27, 2000

                                   SCHEDULE A

                                    Series A
                                    Series B
                                    Series C
                                    Series D
                                    Series E
                                    Series H
                                    Series I
                                    Series J
                                    Series K
                                    Series M
                                    Series N
                                    Series O
                                    Series P
                                    Series S
                                    Series V
                                    Series X
                                    Series Y

                     AMENDMENT TO BROKERAGE ENHANCEMENT PLAN

WHEREAS,  SBL Fund (the  "Fund")  engages in business as an open-end  management investment company and is registered as such under the Investment Company Act of
1940, as amended;

WHEREAS,  the Fund adopted a Brokerage  Enhancement Plan (the "Plan") on January
27,  2000,  which  Plan may be  amended to add or remove a Series of the Fund by amending Schedule A of the Plan;

WHEREAS,  on February 4, 2000, the Board of Directors of the Fund authorized the
Fund to offer its common stock in five new series designated as Series G, Series
L, Series Q, Series T and Series W; and

WHEREAS, on February 4, 2000, the Board of Directors  authorized the addition of
Series G, Series L, Series Q, Series T and Series W to the Plan;

NOW,  THEREFORE  BE IT  RESOLVED,  that the Fund  hereby  amends  the  Brokerage
Enhancement Plan, dated January 27, 2000, as follows, effective May 1, 2000:

    1.   Schedule A shall be deleted in its entirety and the attached Schedule A inserted in lieu thereof.

IN WITNESS  WHEREOF,  the Fund has  executed  this  Amendment  to the  Brokerage
Enhancement Plan this 1st day of May, 2000.

                                            SBL FUND

                                            By: JOHN D. CLELAND
                                                --------------------------------
                                                 John D. Cleland, President
ATTEST:

AMY J. LEE
--------------------------
Amy J. Lee, Secretary

                                    SBL FUND

                           BROKERAGE ENHANCEMENT PLAN

                                   SCHEDULE A

Series A
Series B
Series C
Series D
Series E
Series G
Series H
Series I
Series J
Series K
Series L
Series M
Series N
Series O
Series P
Series Q
Series S
Series T
Series V
Series W
Series X
Series Y

Date:  May 1, 2000

                                  AMENDMENT TO
                           BROKERAGE ENHANCEMENT PLAN

WHEREAS,  SBL Fund (the  "Fund")  engages in business as an open-end  management investment company and is registered as such under the Investment Company Act of
1940, as amended;

WHEREAS,  the Fund adopted a Brokerage  Enhancement Plan (the "Plan") on January
27,  2000,  which  Plan may be  amended to add or remove a Series of the Fund by amending Schedule A of the Plan;

WHEREAS,  on May 3,  2002,  the  Board of  Directors  of the Fund  approved  the reorganization  and  liquidation  of  certain  of the Series of the Fund so that
Series K, Global  Strategic  Income  Series was acquired by Series P, High Yield
Series;  Series L, Capital  Growth  Series,  was acquired by Series G, Large Cap
Growth Series;  and Series M, Global Total Return Series, was acquired by Series
D, Global Series effective August 28, 2002; and

WHEREAS,  on May 3, 2002,  the Board of Directors  approved the amendment of the
Plan to delete  said  Series K, L, and M from the  terms and  conditions  of the
Plan; and

WHEREAS,  on November 8, 2002, the Board of Directors of the Fund authorized the
Fund to offer its  common  stock in a new series  designated  as Series Z, Alpha
Opportunity Series, to be effective May 1, 2003; and

WHEREAS, on November 8, 2002, the Board of Directors  authorized the addition of
Series Z, Alpha Opportunity Series, to the Plan.

NOW, THEREFORE IT IS HERETO AGREED that the Brokerage Enhancement Plan is hereby amended, as follows, effective May 1, 2003:

    1.   Schedule A shall be deleted in its entirety and the attached Schedule A inserted in lieu thereof.

IN WITNESS  WHEREOF,  the Fund has  executed  this  Amendment  to the  Brokerage
Enhancement Plan this 8th day of November, 2002.

                                        SBL FUND

                                        By:  JAMES R. SCHMANK
                                            --------------------------------
                                             James R. Schmank, President

ATTEST:

AMY J. LEE
----------------------------
Amy J. Lee, Secretary

                                    SBL FUND
                           BROKERAGE ENHANCEMENT PLAN

                                   SCHEDULE A

Series A
Series B
Series C
Series D
Series E
Series G
Series H
Series I
Series J
Series N
Series O
Series P
Series Q
Series S
Series T
Series V
Series W
Series X
Series Y
Series Z

Date:  November 8, 2002